CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

A/C No [***]
Statement Date 18-Mar-25

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC
1 World Trade Center
57th Floor
New York, NY 10007
United States

Account Address
Masterworks Gallery LLC
1 World Trade Center
57th Floor
New York, NY 10007
United States

PRELIMINARY EXPORT THIRD PARTY STATEMENT

Site	Currency	Sale Date	Sale No	Lot No	Description	Successful Purchaser	Hammer Price	Buyers Premium	Bid Amount	Financing Fee Due
King Street	GBP	05-Mar-25	23509	42	CECILY BROWN (B. 1969) Things Could Be Different, But They're Not i) numbered '1 of&...	YES	720,000.00	187,200.00	720,000.00	102,200.00

Sub Total Amount Due	
Lot 42 - CECILY BROWN	
Hammer Price	720,000.00
Buyers Premium	187,200.00
Artist Resale Rights	9,300.00
Flat Financing Fee Due (to You)	(102,200.00)
Net Amount Due to Christie's	
	814,300.00

Payment Due to Christie's	
3-Jun-25	**814,300.00**

Please note that this statement is provided to you as a courtesy and shall not be deemed an amendment to or modification of the agreement.